Exhibit 99.1

HOME SYSTEM GROUP ANNOUNCES FIRST QUARTER 2007 FINANCIAL RESULTS

•	Company Reports 2007 First Quarter Revenue of $11.7 million and Net Income of $0.9 million
•	On April 20, 2007 Company Announced the Planned Acquisition of Zhongshan City Juxian Gas Oven Co., Ltd which is Expected to Expand the Company’s Product Portfolio and Customer Base

LOS ANGELES, CA - May __, 2007 -- Home System Group (OTC BB: HSYT) based in Guangdong Province, PRC, an International manufacturer and distributor of home appliance products to major global retailers, today announced first quarter 2007 financial results. Due to both Oceanic Well Profit and Oceanic International being new business entities, first quarter 2007 results are not applicable for comparison purposes in relation to the first quarter of 2006.

For the quarter ended March 31, 2007, revenues were $11.7 million resulting from both the manufacturing and distribution of home appliance products, including BBQ gas grills, home water pumps, blenders, electric fans, heaters, and other electronic and environmentally friendly products made in China. These products are then sold through major distributors who have relationships with several large retailers based in the U.S., Europe and Australia. The Company’s January 31, 2007 acquisition of Oceanic Well Profit contributed approximately $4.2 million in revenues, representing 36 percent of total first quarter sales. The remaining $7.5 million in revenue was generated from the Company’s Oceanic International, Ltd distribution business.

During the first quarter, the Company’s top three BBQ stainless steel grill products had retail selling prices between $400 and $569, with these three products representing the majority of total revenues respectively for Oceanic Well Profit. The Company’s largest customer was Hengbao Import and Export Company, representing 66 percent of revenue, which sells the Company’s products to large retailers.

Cost of goods sold for the quarter was $10.2 million, yielding gross profits of $1.6 million and gross margins of 13.3 percent. General and administrative expenses were $0.6 million.

Operating income for the quarter totaled $1.0 million with a related operating margin of 8.6 percent. Net income was $0.9 million with earnings per share of $0.02 based on 42.5 million diluted weighted shares outstanding.

“While the tremendous growth in the domestic Chinese economy is putting an upward bias on raw material prices, including steel, management expects that through improved procurement capabilities, increased purchasing power, prudent cost controls, and higher manufacturing revenue as a component of total sales, overall margins should improve through the remainder of 2007,” commented Mr. Li Wei Qiu, CEO and Chairman of Home System Group.

“In addition, management expects Oceanic Well Profit, which currently has $75 million in annual production capacity, to significantly contribute to Home System Group’s revenues during 2007. Oceanic Well Profit recently embarked on a new expansion plan to significantly increase its overall production capacity which will accommodate future growth and support new product introductions.”

Net cash provided by operating activities for the first quarter of 2007 totaled $7.3 million and resulted from a number of factors, the most significant being an asset and liability adjustment associated with the acquisition of Oceanic Well Profit on January 31, 2007 in addition to positive net income, decreased accounts receivable and strong working capital management during the quarter. Current assets were $17.6 million and the Company maintained a healthy current ratio of 1.21 to 1. Shareholders’ equity totaled $6.7 million.

“Subsequent to the end of the quarter and consistent with our previously stated goal to develop a vertically integrated manufacturing and distribution platform, we announced a purchase agreement for Zhongshan City Juxian Gas Oven Co., Ltd. We believe this acquisition, which is expected to close by June 30, 2007, will complement our current production capabilities by adding several moderately priced BBQ gas grills to our product portfolio while expanding both our customer base and geographic presence,” Mr. Li Wei Qiu further commented.

The Company was founded in 2001 and producers a broad range of stainless steel and metallic BBQ gas grills and ovens, with retail price points between $100 and $500, in addition to electric and gas heaters. The 100,000 square foot facility is located in Zhongshan City, which is part of the Guangdong Province, is approximately forty kilometers from Home System’s main manufacturing facility.

Zhongshan City Juxian Gas Oven Co., Ltd reported approximately $18 million in revenues during 2006 with operating margins of approximately 8.5 percent. Currently, the Company’s total operating capacity is approximately 120,000 BBQ gas grill ovens and 100,000 heaters. Prior to the acquisition, management of Juxian expected to generate approximately $36 million in revenue during 2007 on a standalone basis. Home Systems’ management expects that post the acquisition closing, it will be able to expand the Company’s overall production capabilities while improving operating margins and profitably.

''This acquisition provides an opportunity to add economy priced BBQ gas grills into our product portfolio. We have the capability to significantly expand the overall production capacity by utilizing our larger manufacturing facility and lowering the associated costs of goods sold through stronger purchasing power. We also plan to leverage our extensive research and development platform for new product introductions while capitalizing on incremental cross selling opportunities with Juxian’s current customer base,” Mr. Li Wei Qiu concluded.

As of May 14, 2007 the registrant had approximately 62.5 million shares of common stock outstanding.

About Home System Group

Headquartered in Hong Kong, China, Home System Group, through its wholly owned distributor Oceanic International (Hong Kong), Ltd. (OCIL) and Oceanic Well Profit produces and distributes home appliances, including stainless steel gas grills, residential water pumps, electronic fans, fruit processors, and other electrical appliances to retailers in the U.S., Europe and Australia. The Company became public through a reverse merger and received its stock trading symbol on October 4, 2006. Please visit the company website at: www.homesystemgroup.com.

Safe Harbor Statement:

Certain statements in this news release may contain forward-looking information about Home System Group, Inc.’s business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the following: general economic and business conditions, product development, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors, changes in technology, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. Home System Group undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information, please contact:

Investor Contact:
Michelle Zheng
Home Systems Group
Tel: +1-213-223-2277
Email: michelle@homesystemgroup.com

Matt Hayden
HC International
Tel: +1-858-704-5065
Email: matt@haydenir.com

The financial information stated above and in the tables below has been abstracted from the Company’s Form 10-Q for the quarter ended March 31, 2007 filed with the Securities and Exchange Commission and should be read in conjunction with the information provided therein.

HOME SYSTEM GROUP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2007 AND DECEMBER 31, 2006

	March 31,	December 31,
	2007	2006
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS
Cash	$962,101	$6,012
Accounts receivable	5,549,652	3,212,160
Prepaid expense	589,737	-
Inventory	6,220,984	2,334,744
Trade deposits	1,183,420	112,824
Employee advances	-	4,391
Due from stockholder	839,940	-
Due from related party	2,248,066	-
	17,593,900	5,670,131

PROPERTY AND EQUIPMENT - Net	3,690,234	3,684,326

TOTAL ASSETS	$21,284,134	$9,354,457

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Bank loan	$1,633,284	$-
Accounts payable	11,940,244	2,353,705
Accrued expenses	696,694	389,455
Taxes payable	219,972	122,262
Due to directors	1,280	-
Due to related party	5,000	2,519,898
Due to stockholder	71,934	-

TOTAL LIABILITIES	14,568,408	5,385,320

STOCKHOLDERS' EQUITY

COMMON STOCK - $0.001 par value; 200,000,000 shares
authorized, 62,448,000 shares and 42,500,000 shares
issued and outstanding	62,448	42,500

PAID-IN CAPITAL	6,667,979	3,709,025

NOTE RECEIVABLE FOR STOCK ISSUANCE	(900,000)	-

RETAINED EARNINGS	745,881	118,249

CUMULATIVE TRANSLATION ADJUSTMENT	139,418	99,363

TOTAL STOCKHOLDERS' EQUITY	6,715,726	3,969,137

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$21,284,134	$9,354,457

See accompanying notes to consolidated financial statements.

HOME SYSTEM GROUP AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2007
(UNAUDITED)

NET SALES	$11,716,767

OPERATING EXPENSES
Cost of net sales	10,158,754
General and administrative expenses	555,221
10,713,975

INCOME FROM OPERATIONS	1,002,792

OTHER INCOME (EXPENSE)
Finance costs	-
Interest income	181
181
INCOME BEFORE INCOME TAXES	1,002,973

INCOME TAXES - CURRENT	71,092

NET INCOME	$931,881

BASIC AND DILUTED EARNINGS
PER SHARE	$0.02

See accompanying notes to consolidated financial statements.